Exhibit 10.4

MAKE WHOLE AGREEMENT

This Make Whole Agreement (this “Agreement”) is made and entered into as of January 23, 2020, among Rotor Riot, LLC, an Ohio limited liability company (“Rotor Riot”), Brains Riding in Tanks, LLC, an Ohio limited liability company (“BRIT”) and Chad Kapper (“Kapper”; and together with Rotor Riot and BRIT, the “Indemnitees”), and Red Cat Holdings, Inc., a Nevada corporation (“Red Cat”).

WHEREAS, as of the date hereof, a wholly-owned subsidiary of Red Cat is merging with Rotor Riot and as a consequence thereof Rotor Riot will be a wholly-owned subsidiary of Red Cat;

WHEREAS, in connection with said transaction, the Indemnitees want to ensure that all the outstanding debts and obligations of the Indemnitees as of the date hereof relating to the business and operations of the Company (collectively, the “Obligations”) will be timely paid;

WHEREAS, Red Cat is willing to provide the Indemnitees with such assurances as provided pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Outstanding Obligations. The Obligations are set forth on Exhibit A attached hereto, specifying the name and contact information of each creditor, the terms of payment and the total amounts due and payable to each such creditor. Prior to the date hereof the Indemnitees have provided Red Cat all documentation relating to the Obligations, including without limitation, all correspondence relating thereto.

2. Assurances. The Indemnitees agree that the particular Indemnitee obligated to pay each particular Obligation shall continue to make payments as required pursuant to the respective terms thereof, provided, however, that Red Cat agrees that it shall, in its discretion, either provide the Indemnitee with the funds to make such payment in a timely fashion or Red Cat shall pay the Obligation directly on behalf of the Indemnitee when it becomes due and payable. If there is an acceleration of the Obligations, Red Cat shall negotiate on behalf of the Indemnitees with the creditor thereof.

No later than five business days prior to the due date of a particular Obligation, the parties shall discuss how the particular payment is to be paid to the creditor thereof. The failure of Red Cat to either ensure that the Indemnitee has the funds to make the payment or to make the payment directly to the creditor shall result in a breach of this Agreement.

3. Representations of the Indemnitees.

The Indemnitees hereby jointly and severally represent and warrant to Red Cat the following:

(a) The Obligations represent debts and obligations which relate directly to the business of Rotor Riot. There are no personal debts of an Indemnitee included in the Obligations. Other than the Obligations, there is no other debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown or due or to become due) relating directly or indirectly to the business or operations of Rotor Riot.

(b) None of the Indemnitees nor any of its affiliates is party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting Rotor Riot or any of the Obligations.

4. Indemnification. Red Cat shall indemnify and hold harmless each Indemnitee and its officers, directors, shareholders, employees, trustees, agents, beneficiaries, affiliates, representatives and their successors and assigns from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys’ fees and costs) resulting directly or indirectly from the failure by Red Cat to perform or comply with any agreement, covenant or obligation in this Agreement.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

RED CAT HOLDINGS, INC.

/s/ Jeffrey Thompson

Name: Jeffrey Thompson

Title: Chief Executive Officer

ROTOR RIOT, LLC

/s/ Chad Kapper

Name: Chad Kapper

Title: Chief Executive Officer

BRAINS RIDING IN TANKS, LLC

/s/ Chad Kapper

Name: Chad Kapper

Title: Chief Executive Officer

/s/ Chad Kapper

Chad Kapper